Exhibit 10.1

The text of the Littelfuse, Inc. Long-Term Incentive Plan, as it is proposed to be approved and adopted, is as set forth below:

LITTELFUSE, INC.
LONG-TERM INCENTIVE PLAN

SECTION 1.

ESTABLISHMENT, OBJECTIVES AND DURATION

1.1  ESTABLISHMENT.  Subject to the approval of the stockholders of Littelfuse, Inc. (the “Corporation”), the Corporation has established the Littelfuse, Inc. Long-Term Incentive Plan (the “Plan”), as set forth herein, effective as of February 3, 2010. The Plan supercedes and replaces (subject to the last sentence of Section 1.4) the Equity Incentive Compensation Plan, Littelfuse, Inc. Equity Incentive Compensation Plan, adopted effective March 1, 2006, and the Littelfuse, Inc. Outside Directors’ Equity Plan, adopted effective March 1, 2006 (the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to awards granted under such Prior Plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such awards.

1.2  PURPOSE.  The purpose of the Plan is to enhance stockholder value by linking long-term incentive compensation to the financial performance of the Corporation and to further align employees’ financial rewards with the financial rewards realized by the Corporation and its stockholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and/or Performance Units.

1.3  DURATION.  The Plan shall remain in effect, subject to the right of the Corporation’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 15, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.

1.4  APPROVAL BY STOCKHOLDERS.  The Plan has been adopted by the Board of Directors subject to approval by the stockholders of the Corporation at the first annual meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called. Awards may be granted prior to stockholder approval, but no Award may be exercised or settled until the Plan is approved by the stockholders, and if the Plan is not so approved by January 31, 2011, the Plan, and all Awards granted under the Plan, shall be null and void; provided, however, that to the extent any Award could have been granted under one of the Prior Plans, it shall not be void, but shall be treated as having been granted under such Plan.

SECTION 2.

DEFINITIONS

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

2.1  “AWARD” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

2.2  “AWARD AGREEMENT” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

2.3  “BOARD” means the Board of Directors of the Corporation.

2.4  “CHANGE IN CONTROL” means, unless the Committee otherwise determines, the first of the following events to occur:

(a) The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than the Corporation, any Subsidiary, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (a “Person”) of any of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. For purposes of this Paragraph (a), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional stock by a Person who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, (ii) any acquisition in which the Corporation does not remain outstanding thereafter and (iii) any acquisition pursuant to a transaction which complies with Paragraph (c) below. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Paragraph;

(b) The replacement of individuals who constitute a majority of the Board, during any twelve (12) month period, by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election, provided that, if the Corporation is not the relevant corporation for which no other corporation is a majority shareholder for purposes of Treasury Regulation Section 1.409A-3(i)(5)(iv)(A)(2), this Paragraph (b) shall be applied instead with respect to the members of the board of the directors of such relevant corporation for which no other corporation is a majority shareholder;

(c) The acquisition by any one person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), other than the Corporation, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary , during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of the Corporation. For purposes of this Paragraph (c), the following acquisitions shall not constitute a Change in Control: (i) the acquisition of additional control by a person or more than one person acting as a group who are considered to effectively control the Corporation within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi) and (ii) any acquisition pursuant to a transaction which complies with Paragraph (a); or

(d) The acquisition by any individual person or more than one person acting as a group (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), other than a transfer to a related person within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)(B), during the 12-month period ending on the date of the most recent acquisition by such by such person or persons, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For purposes of this Paragraph (d), “gross fair market value” means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The above definition of “Change in Control” shall be interpreted by the Board, in good faith, to apply in a similar manner to transactions involving partnerships and partnership interests, and to comply with Code Section 409A.

2.5  “CODE” means the Internal Revenue Code of 1986, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

2.6  “COMMITTEE” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 3 to administer the Plan, or in the absence of either, the Board.

2.7  “CORPORATION” means Littelfuse, Inc., a Delaware corporation, and any successor to all or substantially all of the assets or voting stock of such entity as provided in Section 18.

2.8  “DIRECTOR” means any individual who is a member of the Board.

2.9  “DISABILITY” means, unless otherwise provided in the Award Agreement or in an employment, change of control or similar agreement in effect between the Participant and the Corporation or Subsidiary, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation or a Subsidiary.

2.10  “EFFECTIVE DATE” means February 3, 2010.

2.11  “EMPLOYEE” means any Employee of the Corporation or any Subsidiary.

2.12  “EXCHANGE ACT” means the Securities Exchange Act of 1934, and all rules and formal guidance issued thereunder, as amended from time to time, or any successor act thereto.

2.13  “FAIR MARKET VALUE” means, with respect to the relevant date, if the Shares are duly listed on a national securities exchange or on The Nasdaq Stock Market, the closing price of a Share on such date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares for such date, as determined by the Committee in good faith and in compliance with Code Section 409A. Such price shall be subject to adjustment as provided in Section 4.3.

2.14  “INCENTIVE STOCK OPTION” OR “ISO” means the right to purchase Shares pursuant terms and conditions that are intended to qualify as, and that satisfy the requirements applicable to, an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.15  “NAMED EXECUTIVE OFFICER” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.16  “NONQUALIFIED STOCK OPTION” OR “NQSO” means the right to purchase Shares pursuant to terms and conditions that are not intended to be, or do not qualify as, an Incentive Stock Option as described in Section 6.

2.17  “OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.18  “OPTION PRICE” means the per Share purchase price of a Share purchased pursuant to an Option.

2.19  “PARTICIPANT” means an Employee, prospective Employee, or Director who has outstanding an Award granted under the Plan, and includes those former Employees and former Directors who have certain post-termination rights under the terms of an Award.

2.20  “PERFORMANCE-BASED EXCEPTION” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.21  “PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.22  “PERFORMANCE SHARE” means an Award granted to a Participant that entitles the Participant to delivery of Shares upon achievement of performance goals, as described in Section 9.

2.23  “PERFORMANCE UNIT” means an Award that entitles the Participant to a cash payment upon achievement of performance goals, as described in Section 9.

2.24  “PERIOD OF RESTRICTION” means the period during which the transfer of an Award or the Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Award or Shares are subject to a substantial risk of forfeiture, as provided in Sections 8 and 9.

2.25  “PLAN” means the Littelfuse, Inc. Long-Term Incentive Plan, as set forth herein.

2.26  “RESTRICTED STOCK” means an Award of Shares subject to a Period of Restriction granted to a Participant pursuant to Section 8.

2.27  “RESTRICTED STOCK UNIT” OR “RSUs” shall mean a right to receive Shares or cash upon the lapse of the Period of Restriction pursuant to Section 8.

2.28  “SERVICE” shall mean the performance of services for the Corporation (or any Subsidiary) within the meaning of Code Section 409A, except to the extent otherwise specifically provided in the Award Agreement.

2.29  “SHARE” OR “SHARES” means Shares of common stock of the Corporation.

2.30  “STOCK APPRECIATION RIGHT” OR “SAR” means a right, designated as an SAR, to receive the appreciation in the Fair Market Value of Shares pursuant to the terms of Section 7.

2.31  “SUBSIDIARY” means any affiliate of the Corporation; provided, however, that with respect to any ISO “Subsidiary” means any Corporation during any period in which it is a “parent corporation” (as that term is defined in Code Section 424(e)) with respect to the corporation or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Corporation.

SECTION 3.

ADMINISTRATION

3.1  PLAN ADMINISTRATION.  The Committee shall administer the Plan. The Committee shall consist of not fewer than two Directors who are non-Employee Directors of the Corporation, within the meaning of Rule 16b-3 of the Exchange Act; “outside directors”, as defined in Code Section 162(m)(4)(c)(i); and “independent directors” for purposes of the rules of the exchange on which the Shares are traded; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, to carry out the duties of the Committee for all purposes relating to any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board.

Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

3.2  AUTHORITY OF THE COMMITTEE.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, the Committee shall have full power to select Employees, prospective Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; decide whether and to what extent Awards shall be structured to conform with Code Section 162(m) requirements for the Performance-Based Exception; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations consistent with the terms of the Plan for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 15; provided that the Committee shall not have the authority to amend any Option or SAR to reduce its Option Price or base price except in accordance with Sections 4.3 and 4.4. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, including establishing administrative methods for the exercise of Options and SARs. The

Committee’s determinations, interpretations and actions under the Plan need not be uniform and may be made selectively among Employees, prospective Employees, Directors and their beneficiaries.

3.3  DECISIONS BINDING.  All determinations and decisions made by the Committee (or its delegate) pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Corporation, its stockholders, Employees, Directors, Participants, and their estates and beneficiaries.

3.4  DELEGATION BY COMMITTEE.  Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any Employee, including officers of the Corporation. The Committee may delegate to an executive officer of the Corporation the authority to grant Awards under the Plan to Employees who are not officers of the Corporation or any Subsidiaries, provided that the terms and conditions of such Awards shall be set forth in an Award Agreement approved by the Committee prior to the grant of said Awards, the Committee in its delegation shall specify the maximum Shares that may be awarded to one Participant pursuant to such delegation in any calendar year, and the executive officer shall report any such grants to the Committee at its next meeting. In the case of any such delegation, references in this Plan to the “Committee” shall include any such delegate, as applicable. The Committee hereby delegates to each of the Corporation’s Corporate Secretary and General Counsel the authority to document any and all Awards made by the Committee and/or an authorized executive officer under the Plan. The Committee may revoke any such allocation or delegation at any time.

3.5  INFORMATION TO BE FURNISHED TO COMMITTEE.  The records of the Corporation and Subsidiaries as to an Employee’s, Director’s or Participant’s employment, termination of employment, performance of Services, termination of Services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award hereunder, furnish the Committee with such evidence, data or information as the Committee reasonably considers desirable to carry out the terms of the Plan.

3.6  INDEMNIFICATION.  In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Corporation shall indemnify the members of the Committee (and any delegates of the Committee, as permitted under Section 3.4, to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Corporation relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their delegates) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

SECTION 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  SHARES AVAILABLE FOR AWARDS.

(a) The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Corporation. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 1,200,000 Shares, all of which may be issued pursuant to Incentive Stock Options and are subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan, as set forth above, shall be increased by reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans. In no event shall fractional Shares be issued under the Plan.

(b) Upon:

(i) a payout of a SAR, RSU, or Performance Unit Award under this Plan or comparable awards under either of the Prior Plans in the form of cash; or

(ii) a cancellation, termination, expiration without exercise, forfeiture, or lapse for any reason, of any Award under this Plan or any award granted under either of the Prior Plans; the number of Shares underlying any such Award (or Prior Plan award) that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business.

All Restricted Shares which vest, and all Shares issued in settlement of an Option, SAR, Restricted Stock Unit, or Performance Share Award, or withheld for payment of the Option Price or any tax imposed upon the exercise or settlement of the Award, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

Notwithstanding the foregoing, when a stock-settled SAR is exercised under the Plan or either of the Prior Plans, the total number of Shares subject to the SAR shall not be available for subsequent issuance under the Plan, regardless of the number of Shares used the settle the SAR.

4.2  INDIVIDUAL PARTICIPANT LIMITATIONS.  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, Restricted Stock, Restricted Stock Units and Performance Shares) that may be granted to a Named Executive Officer in any year shall be 200,000 Shares.

(b) The maximum aggregate cash payout with respect to any Award to any Named Executive Officer in any year shall be $3,000,000.

4.3  ADJUSTMENTS.  (a) Recapitalization.  Notwithstanding any other provision of the Plan, if the Corporation is involved in a corporate transaction or any other event which affects the Shares (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares), then the Committee shall make or provide for such adjustments to Awards to prevent the dilution or enlargement of rights of the Awards as follows:

(i) The Committee shall take action to adjust the number and kind of Shares that are issuable under the Plan and the maximum limits for each type of Award;

(ii) The Committee shall take action to adjust the number and kind of Shares subject to outstanding Awards;

(iii) The Committee shall take action to adjust the Exercise Price or base price of outstanding Options and Stock Appreciation Rights; and

(iv) The Committee shall make any other equitable adjustments.

Only whole Shares shall be issued in making the above adjustments. Further, the number of Shares available under the Plan or the number of Shares subject to any outstanding Awards shall be the next lower number of Shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code Section 424. If the Corporation issues any rights to subscribe for additional Shares pro rata to holders of outstanding Shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding Shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining stockholders entitled to receive or exercise such rights.

(b) Reorganization.  If the Corporation is part of any reorganization involving merger, consolidation, acquisition of the Stock or acquisition of the assets of the Corporation, the Committee, in its discretion, may decide that:

(i) any or all outstanding Awards shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of Shares subject to each such Award would have been entitled;

(ii) any or all outstanding Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall remain exercisable for the remaining term of the Options or SARs under the terms of the Plan;

(iii) any or all Options or SARs shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days’ notice to the Participants to whom such Options or SARs have been granted; and/or

(iv) any or all unvested Restricted Stock Units and Restricted Stock on which restrictions have not yet lapsed shall become immediately fully vested, nonforfeitable and payable.

(c) Limits on Adjustments.  Any issuance by the Corporation of stock of any class other than the Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Plan shall be conclusive.

4.4  PROHIBITION ON REPRICING.  Anything else contained herein to the contrary notwithstanding, except as provided in Section 4.3, the Committee shall not amend any Option or SAR to reduce its Option Price or base price, and shall not issue to any Participant a new Award in exchange for the surrender and cancellation of any other Award, if such new Award has an Option Price or base price (as applicable) lower than that of the Award for which it is exchanged, or take any other action that would have the effect of reducing the Option Price or base price of an Option or SAR.

SECTION 5.

ELIGIBILITY AND PARTICIPATION

5.1  ELIGIBILITY.  Persons eligible to participate in the Plan include current and future U.S. and non-U.S. Employees (including officers), persons who have been offered employment by the Corporation or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Corporation or Subsidiary), and Directors, as designated by the Committee; provided, however, that ISOs may only be granted to U.S. Employees.

5.2  PARTICIPATION.  Subject to the provisions of the Plan, the Committee, shall determine and designate, from time to time, the Employees, prospective Employees and Directors to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

SECTION 6.

STOCK OPTIONS

6.1  GRANT OF OPTIONS AND AWARD AGREEMENT.

(a) Option Grant.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed an NSO. No ISO may be granted to any person more than 10 years after the Effective Date of the Plan.

6.2  OPTION PRICE.  The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently decreased by the Committee except pursuant to Section 4.3 and in compliance with Code Section 409A. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3  TERM OF OPTIONS.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Corporation or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4  EXERCISE OF OPTIONS.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000. Any ISOs that become exercisable in excess of such amount shall be deemed NSOs to the extent of such excess. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares that must be exercised at any one time.

6.5  EXERCISE AND PAYMENT.  Options granted under this Section 6 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and all applicable tax withholding. The Option Price and applicable tax withholding upon exercise of any Option shall be payable to the Corporation in full either:

(a) in cash or its equivalent,

(b) by tendering previously acquired Shares (held for any minimum period needed to avoid adverse impacts to the Corporation’s earnings for financial reporting purpose), valued at their Fair Market Value at the time of exercise, with such documentation as the Committee may require, or

(c) a combination of (a) and (b).

In addition, payment of the Option Price and applicable tax withholding may be payable by one or more of the following methods either upon written consent from the Committee or if one or more of the following methods will not result in a charge to the Corporation’s earnings for financial reporting purposes:

(a) by withholding Shares that otherwise would be acquired on exercise (valued at their Fair Market Value at the time of exercise),

(b) by tendering other Awards payable under the Plan, or

(c) by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Corporation the amount of proceeds from a sale of all or a portion of the Shares being exercised.

As soon as practicable after receipt of a written (or electronic) notification of exercise and full payment, the Corporation shall deliver, electronically or in paper form, the Shares to the Participant. No Participant shall have any rights of a shareholder with respect to Shares subject to an Option, including any right to receive dividends, to vote, or to participate in the equity of the Company, until such Option has been exercised and payment made in full as provided herein.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1  GRANT OF SARS AND AWARD AGREEMENT.

(a) SAR Grant.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants and at any time and from time to time, as determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the base price of the SAR, which base price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR. Base prices of SARs shall not subsequently be decreased by the Committee, except pursuant to Section 4.3. The Committee, in its sole discretion, may provide a maximum dollar limit on the total aggregate payment due under a SAR.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the base price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2  TERM OF SARS.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten years from the grant date.

7.3  EXERCISE OF SARS.  SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Award or for each Participant, and shall be set forth in the applicable Award Agreement, subject to Section 11. The Committee, in its sole discretion and at any time, may establish procedures setting a minimum number of Shares with respect to which the SAR must be exercised at any one time.

7.4  EXERCISE AND PAYMENT.  SARs granted under this Section 7 shall be exercised by the delivery of a written (or electronic) notice of exercise to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised, accompanied by full payment for all applicable tax withholding. The applicable tax withholding upon exercise of any SAR shall be payable to the Corporation in full in the same manner as set forth in Section 6.5 above. As soon as administratively practicable following exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the base price per Share; by

(b) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, exercisable at any time, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1  GRANT OF RESTRICTED STOCK OR RSUS AND AWARD AGREEMENT.

(a) Grant of Restricted Stock/Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or RSUs to Participants in such amounts as the Committee shall determine in its sole discretion. The Committee shall have complete discretion in determining the number of Shares underlying each Award (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions, including the Period of Restriction or vesting, pertaining to such Restricted Stock or RSU. The Committee may designate an RSU as payable in cash, Stock, or a combination thereof.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction or vesting, the number of Shares granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.

8.2  TRANSFERABILITY OF RESTRICTED STOCK.  Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee (subject to Section 11) and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion (subject to Section 11) and set forth in the Award Agreement.

8.3  SETTLEMENT OF AWARD.  Except as otherwise provided in Section 18.7 or in any Award Agreement, and subject to any deferral elected pursuant to Section 13.2, the Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation’s possession, or may deposit or transfer such Shares electronically to a custodian designated by the Committee, until such time as all conditions and/or restrictions applicable to such Shares have been satisfied as soon as administratively practicable after the last day of the applicable Period of Restriction on a Restricted Stock Award or following vesting of an RSU Award, Shares covered by such Restricted Stock Award or, in the case of RSUs, cash, Shares, or a combination thereof, shall be delivered (in the case of Shares, electronically or in paper form) to the Participant.

8.4  SHAREHOLDER RIGHTS.  Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Restricted Stock or RSU Award, including voting and cash dividend rights, until after the last day of the Period of Restriction on the Restricted Stock or vesting of the RSU and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Restricted Stock Award and subject to a Period of Restriction equal to the remaining Period of Restriction applicable to the Shares of Restricted Stock with respect to which the dividend is paid. As a condition to receipt of Shares of Restricted Stock, the Participant shall execute any voting proxies or other similar documents requested by the Committee.

SECTION 9.

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1  GRANT OF PERFORMANCE UNITS/SHARES AND AWARD AGREEMENT.

(a) Grant of Performance Unit/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its sole discretion, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

(b) Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2  VALUE OF PERFORMANCE UNITS/SHARES.  Each Performance Share shall represent the Participant’s right to receive a Share (subject to Section 9.4), upon satisfaction of performance goals established by the Committee. Each Performance Unit shall represent the Participant’s right to receive a cash payment equal to the value of the Performance Unit (as determined by the Committee on the grant date, and subject to Section 9.4), upon satisfaction of the performance goals established by the Committee. The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares and/or Performance Units that will be paid out to the Participant. For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3  EARNING OF PERFORMANCE UNITS/SHARES.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payment on his or her Performance Units and/or Performance Shares earned by the Participant over the Performance Period, based on the extent to which the corresponding performance goals have been achieved, as determined by the Committee.

9.4  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.  Except as provided below, and subject to any deferral elected pursuant to Section 13.2, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Any Shares paid to a Participant may be subject to any restrictions deemed appropriate by the Committee.

9.5  SHAREHOLDER RIGHTS.  Unless otherwise designated by the Committee in the Award Agreement, the Participant shall have no shareholder rights with respect to the Shares subject to the Performance Share Award, including voting and cash dividend rights, until after the Award has vested and the Participant has received and become a holder of record of the Shares; provided, however, that in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be added to the Award and subject to the same accrual, forfeiture, and payout restrictions as apply to the underlying Award with respect to which the dividend is paid.

SECTION 10.

PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Corporation or the Corporation’s business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Corporation, a Subsidiary, division and/or other operational unit under one or more of such measures.

The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of the Performance-Based Exception or Code Section 162(m) and, thus, using performance measures other than those specified above.

SECTION 11.

VESTING AND FORFEITURES

11.1  VESTING.  As part of making any Award, the Committee may determine the time and conditions under which the Award will vest or the Period of Restriction will lapse. Vesting or the lapse of the Period of Restriction may, in the Committee’s discretion, be based solely upon continued employment or Service for a specified period of time, or may be based upon the achievement of specific performance goals (Corporation-wide, Subsidiary-wide, divisional, and/or individual) which are established by the Committee in its discretion, subject to Section 10. For all purposes of this Plan, “vesting” of an Award shall mean:

(a) In the case of an Option or SAR, the time at which the Participant has the right to exercise the Award.

(b) In the case of Restricted Stock, the end of the Period of Restriction.

(c) In the case of Restricted Stock Units, the end of the Period of Restriction.

(d) In the case of Performance Shares or Performance Units, the time at which the Participant has satisfied the requirements to receive payment on such Performance Shares or Performance Units, which shall not be less than one year from the grant date, except as otherwise provided in Section 11.2.

Vesting or lapse provisions need not be uniform among Awards granted at the same time or to persons similarly-situated. Vesting and lapse requirements shall be set forth in the applicable Award Agreement.

11.2  VESTING ON TERMINATION OF EMPLOYMENT.  Unless otherwise approved by the Committee either at the time of grant or at some later date in accordance with Code Sections 409A and 422, upon the termination of the Participant’s employment or Service with the Corporation and its Subsidiaries, all outstanding Awards shall be cancelled and no longer exercisable on the date of the termination. To the extent that the Committee approves extended vesting or exercise provisions, such provisions need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination.

11.3  ACCELERATION OF VESTING.  The Committee may, in its sole discretion, accelerate the vesting or lapse of the Period of Restriction, in whole or in part, with respect to any Award, but no such acceleration shall be effective unless evidenced by a writing signed by a duly authorized officer of the Corporation. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11.4  EXTENSION OF EXERCISE PERIOD. The Committee may, in its sole discretion, subject to the terms of the Plan, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s termination of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option or SAR term, and/or to permit the Option or SAR to be exercised, during the applicable post-termination exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Participant’s termination of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service. Such an extension may result in recharacterization of an ISO as a NSO.

SECTION 12.

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

12.1  LIMITS ON TRANSFERABILITY OF AWARDS.

(a) Except as otherwise provided below, Awards may be exercisable only by the Participant during the Participant’s lifetime, and Awards shall not be transferable other than by will or the laws of descent and distribution. Any purported transfer of any Award or any interest therein that does not comply with the terms of this Plan shall be null and void and confer no rights of any kind upon the purported transferee.

(b) The Committee may, in its discretion, permit a Participant to transfer any Award other than an ISO to any family member of such Participant, subject to such restrictions and limitations as the Committee may provide; provided, however, that any such Award shall remain subject to all vesting, forfeiture, and other restrictions provided herein and in the Award Agreement to the same extent as if it had not been transferred; and provided further that in no event shall any transfer for value be permitted. For purposes of this Section 12.1(b), the terms “family member” and “transfer for value” have the same meaning as in the General Instructions to SEC Form S-8, or such other form as the SEC may promulgate in replacement thereof.

(c) To the maximum extent permitted by law, no Award shall be subject, in whole or in part, to attachment, execution or levy of any kind; provided, however, that nothing contained herein shall affect the right of setoff set forth in Section 14.3.

(d) Nothing contained in this Section 12.1 shall preclude a Participant from transferring Restricted Shares that have vested, or Shares that are issued in settlement of an Option, SAR, RSU, or Award of Performance Shares or Performance Units, subject to the remaining provisions of this Plan and applicable law.

12.2  DESIGNATION OF BENEFICIARY.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing (or electronically, if permitted by the Committee) with the Secretary of the Corporation (or its designee) during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 13.

DEFERRALS; COMPLIANCE WITH SECTION 409A

13.1  PROHIBITION ON DEFERRALS OF OPTIONS, SARS, AND RESTRICTED STOCK.  No Participant shall have the right to defer the amount of Shares or cash payable upon the exercise or settlement of any Option or SAR, or the transfer of any Restricted Stock upon the vesting thereof.

13.2  DEFERRALS OF RESTRICTED STOCK UNITS, PERFORMANCE UNITS AND PERFORMANCE SHARES.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units or Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

(a) A deferral election may be made only at one of the following two times:

(i) In the case of an Award that cannot vest (other than by reason of death, Disability, or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty days after the date of grant or one year prior to the earliest date on which the Award may vest.

(ii) In the case of an Award that is subject to a Performance Period of not less than one year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first 90 days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six months prior to the end of the Performance Period.

(b) A deferral election shall state the time and manner of payment. Payment must either be on a specified date, at the time of the Participant’s separation from Service with the Corporation and its Subsidiaries as defined in Code Section 409A, death, or Disability, or upon the occurrence of a Change in Control. Notwithstanding the foregoing:

(i) An amount payable by reason of a separation from Service to an Employee who is a “key employee” of the Corporation, as defined in Code Section 409A, shall not be paid until six months after the separation from service, and any portion of such amount that would otherwise be payable during such six month period shall be paid instead at the end of such period.

(ii) Payment of any amount that the Corporation reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Corporation reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

(iii) Any payment that the Corporation reasonably determines will violate a term of a loan agreement to which the Corporation is a party, or other similar contract to which the Corporation is a party, and such violation will cause material harm to the Corporation shall be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Corporation.

(iv) Any payment that the Corporation reasonably anticipates that will violate Federal securities laws or other applicable law will be deferred until the earliest date at which the Corporation reasonably anticipates that the making of the payment will not cause such violation.

(v) The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five years.

(c) No payment that a Participant has elected to defer pursuant to this Section 13.2 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

13.3  COMPLIANCE WITH SECTION 409A.  The provisions of this Plan, including but not limited to this Section 13, are intended to comply with the restrictions of Code Section 409A, and, notwithstanding the Participant consent requirements of Section 15.1, the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Section 409A.

SECTION 14.

RIGHTS AND OBLIGATIONS OF PARTIES

14.1  NO GUARANTEE OF EMPLOYMENT OR SERVICE RIGHTS.  Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Corporation or any Subsidiary.

For purposes of the Plan, temporary absence from employment or Service because of illness, vacation, approved leaves of absence, and transfers of employment or Service among the Corporation and its Subsidiaries, shall not be considered to terminate employment or Service or to interrupt continuous employment or Service. Conversion of a Participant’s employment relationship to a Service arrangement, and vice versa, shall not result in termination of previously granted Awards.

14.2  PARTICIPATION.  No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.3  RIGHT OF SETOFF.  The Corporation or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.4  SECTION 83(B) ELECTION.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the U.S. may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.5  DISQUALIFYING DISPOSITION NOTIFICATION.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

SECTION 15.

AMENDMENT, MODIFICATION, AND TERMINATION

15.1  AMENDMENT, MODIFICATION, AND TERMINATION.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no Board action, other than to the extent necessary to comply with applicable U.S. or foreign laws, may materially and adversely affect the rights of such Participant under any outstanding Award. The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

15.2  AWARDS PREVIOUSLY GRANTED.  No termination, amendment, or modification of the Plan, other than to the extent necessary to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award.

SECTION 16.

WITHHOLDING

The Corporation shall have the power and the right to deduct or withhold from amounts due to the Participant by the Corporation, or require a Participant to remit to the Corporation as a condition of any Award, an amount (in cash or in kind, subject to the approval of the Corporation) sufficient to satisfy the minimum Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Notwithstanding the above, in the case of Options or SARs, such tax withholding shall be accomplished as set forth in Sections 6.5 and 7.4.

SECTION 17.

SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Corporation or otherwise.

SECTION 18.

MISCELLANEOUS

18.1  UNFUNDED PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or the obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

18.2  COMPLIANCE WITH CODE SECTION 162(M).  The Corporation intends that Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named Executive Officer with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

18.3  AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside the U.S. in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the U.S.. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides. If determined advisable by the Committee, an Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

18.4  GENDER AND NUMBER; HEADINGS.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

18.5  SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.6  REQUIREMENTS OF LAW.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. If at any time on or after the Effective Date, the Committee, in its discretion, shall determine that the requirements of any applicable federal or state securities laws should fail to be met, no Shares issuable under Awards and no Options or SARs shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Options or SAR at any time when it determines that allowing the exercise and issuance of Shares would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or SAR are extended during a period of suspension. With respect to “Insiders,” transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Each Award Agreement and each certificate representing securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear such restrictive legend(s) as the Corporation deems necessary or advisable under applicable law, including Federal and state securities laws. If the date of the vesting or lapse of the Period of Restriction with respect to any Award, other than an Option or SAR, held by Participant who is subject to the Corporation’s policy regarding trading of its Stock by its officers and directors and Shares (the “original vesting date”) is not within a “window period” applicable to the Participant, as determined by the Corporation in accordance with such policy, then the vesting or lapse of the Period of Restriction with respect to such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the Participant pursuant to such policy.

18.7  ADDITIONAL RESTRICTIONS ON TRANSFERS.  The Committee may impose such restrictions on any Shares acquired pursuant to an Award, including Restricted Shares, Performance Shares, or Shares received upon exercise of an Option or SAR or under an RSU, as it may deem advisable.

18.8  GOVERNING LAW.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.